EXHIBIT 99.1

ACTION BY MAJORITY WRITTEN CONSENT
OF
THE STOCKHOLDERS
OF
GCA HOLDINGS, INC.
a Delaware corporation

As of March 1, 2005

                    The undersigned stockholders of GCA Holdings, Inc., a Delaware corporation (the “Company”), consisting of M&C International and the holders of a majority of all shares of Class A Common Stock and Class A Preferred Stock of the Company (voting on an as-if-converted basis) other than those held by M&C International and Bank of America Corporation, acting together as a single class on an as-converted to Class A Common Stock basis, in accordance with Section 228 of the Delaware General Corporation Law, without the formality of convening a meeting, do hereby consent to and adopt the following resolutions. It is the intent of the undersigned that this consent be executed in lieu of, and constitute, a special meeting of the stockholders, which consent shall be filed by the Secretary of the Company with the minutes of the meetings of the stockholders.

ELECTION OF E. MILES KILBURN AS DIRECTOR

     WHEREAS, that certain Stockholders Agreement entered into as of May 13, 2004 by and among the Company and the stockholders named therein (the “Stockholders Agreement”) obligates the stockholders to take certain actions to cause the Board of Directors of the Company to be constituted as provided in the Stockholders Agreement;

     WHEREAS, the Stockholders Agreement further provides that the composition of the Board of Directors of Global Cash Access, Inc. shall at all times be the same as the composition of the Board of Directors of the Company;

     WHEREAS, the authorized number of directors is currently five (5) and the Board of Directors currently consists of two (2) directors elected pursuant to Section 1(a)(ii)(A) of the

Stockholders Agreement and two (2) directors elected pursuant to Section 1(a)(ii)(B) of the Stockholders Agreement, with one (1) vacancy; and

     WHEREAS, pursuant to Section 1(a)(ii)(C) of the Stockholders Agreement, one (1) director is to be elected by the holders of the Company’s outstanding Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis), so long as such director is approved by M&C International and the holders of a majority of all shares of Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) other than those held by M&C International and Bank of America Corporation, provided that such director is not an officer or employee of the Company or any of its subsidiaries and such director would be an independent director under the relevant rules promulgated by the New York Stock Exchange or the NASDAQ National Market (such director, the “Outside Director”).

NOW, THEREFORE, BE IT RESOLVED, that E. Miles Kilburn is hereby elected to the Board of Directors as the Outside Director.

REVOCABLE WAIVER OF RIGHTS
AND
ELECTION OF KIRK SANFORD AS DIRECTOR

     WHEREAS, pursuant to Section 1(a)(ii)(D) of the Stockholders Agreement, to the extent required pursuant to certain contractual obligations or applicable federal securities laws, rules or regulations, up to two additional directors are to be elected by the holders of the Company’s outstanding Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis), so long as neither such director shall be an officer or employee of the company or any of its subsidiaries and each such director would be an independent director under the relevant rules promulgated by the New York Stock Exchange or the NASDAQ National Market, and so long as the first such additional director elected to the Board of Directors to make the total number of directors equal to six (6) must be approved by M&C International and the holders of a majority of all shares of Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) other than those held by M&C International and Bank of America Corporation (such director, the “Sixth Director”);

     WHEREAS, Section 18 of the Stockholders Agreement allows for the waiver of Section 1(a)(ii)(D) of the Stockholders Agreement so long as such waiver is approved in writing by (i) the Company, (ii) the holders of a majority of all shares of Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) other than those held by M&C International and Bank of America Corporation, and (iii) M&C International, which waiver shall be effective against all parties to the Stockholders Agreement; and

     WHEREAS, the undersigned stockholders desire to increase the authorized number of directors to six (6), and to waive compliance with Section 1(a)(ii)(D) of the Stockholders Agreement and in lieu thereof elect Kirk Sanford to the Board of Directors to occupy the seat otherwise to be occupied by the Sixth Director.

NOW, THEREFORE, BE IT RESOLVED, that the authorized number of directors is hereby increased to six (6); and

RESOLVED FURTHER, that undersigned stockholders hereby waive compliance with Section 1(a)(ii)(D) of the Stockholders Agreement and hereby elect Kirk Sanford to the Board of Directors to occupy the seat otherwise to be occupied by the Sixth Director, provided that this waiver may be revoked at any time by either (i) M&C International, or (ii) the holders of a majority of all shares of Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) other than those held by M&C International and Bank of America Corporation.

               This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               Executed the date first written above.

M&C INTERNATIONAL		SUMMIT/GCA HOLDINGS, LLC

		By:	Summit Ventures VI-A, L.P.
By:	/s/ Robert Cucinotta	Its:	Manager

Robert Cucinotta, Secretary
		By:	Summit Partners VI (GP), L.P.
		Its:	General Partner

		By:	Summit Partners VI (GP), LLC
		Its:	General Partner

		By:	/s/ Walter Kortschak

Walter Kortschak, Member

TUDOR VENTURES II, L.P.		TUDOR PROPRIETARY TRADING, L.L.C.

By:	Tudor Ventures Group L.P., General Partner	By:	/s/ Robert P. Forlenza

Robert P. Forlenza, Managing Director
By:	Tudor Ventures Group LLC, General Partner

By:	/s/ Robert P. Forlenza

Robert P. Forlenza, Managing Director

TUDOR BVI GLOBAL PORTFOLIO LTD.		THE ALTAR ROCK FUND L.P.

By:	Tudor Investment Corporation, Investment Advisor	By:	Tudor Investment Corporation, General Partner

By:	/s/ Robert P. Forlenza	By:	/s/ Robert P. Forlenza

	Robert P. Forlenza, Managing Director		Robert P. Forlenza, Managing Director

THE RAPTOR GLOBAL PORTFOLIO LTD.

By:	Tudor Investment Corporation, Investment Advisor

By:	/s/ Robert P. Forlenza

Robert P. Forlenza, Managing Director

GCA HOLDINGS, INC., solely for purposes of the waiver of Section 1(a)(ii)(D) of the Stockholders Agreement

By:	/s/ Kirk Sanford
Kirk Sanford, President and Chief Executive Officer